Exhibit E

Highly Confidential

Confidential Summary of Proposed Amended Terms

Between BioDelivery Systems International and

Clinical Development Capital LLC

FOR DISCUSSION PURPOSES ONLY

DRAFT

This Confidential Summary of Proposed Amended Terms sets forth a preliminary proposal to amend the Clinical Development and License Agreement between BioDelivery Systems International (“BDSI”) and Clinical Development Capital LLC (“CDC”) related to BDSI’s BEMA formulation of fentanyl (the “Product”) entered into by the parties on July 15, 2005 (as amended, the “Development Agreement”). Except for provisions set out under the headings “Confidentiality” and “Exclusivity” below, this Confidential Summary of Proposed Terms is non-binding. The obligations of BDSI and CDC are subject to the parties entering into mutually acceptable definitive agreements, and subject to the completion of full due diligence and satisfaction of other conditions set forth herein.

Parties	BioDelivery Systems International (“BDSI”), a public company headquartered in Newark, NJ Clinical Development Capital LLC (“CDC”), a limited liability company headquartered in Princeton, NJ

Development Agreement

BDSI and CDC will amend the Development Agreement to include the following:

•      CDC will provide additional funding for the Program (as detailed in “Funding” and “Funded Costs” below);

•      Qualified Collaboration Partner shall mean a pharmaceutical firm approved by CDC;

•      Definition of “Development Program” to be clarified so that all protocols, studies and other details of the Development Program are subject to Development Committee review and are otherwise subject to the terms and conditions related to the Development Program as set forth in the Development Agreement.

Funding

CDC will provide a total of ***** (the “Commitment”) for expenses related to the Program (as detailed in “Use of Proceeds” below), as follows:

•      CDC will pay BDSI ***** upon signing of definitive documents pertaining to this agreement

•      CDC will pay BDSI ***** upon the completion of two events: *****.

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In connection with the foregoing, provisions similar to the previously deleted provisions contained in Sections 6.4.1(b), 6.4.5, 6.4.6, 6.5 and portions of 6.11 (in addition to other applicable provisions) shall be added back into the Development Agreement, as applicable.

Use of Proceeds

With respect to the ***** contemplated in this amendment, the funds can be used for expenses related to the program and for general corporate overhead, as described below.

Expenses related to the Program shall include any *****, including, but not limited to *****.

Expenses shall also include ***** by CDC pursuant to ***** and may be ***** (and to the extent *****). A cap on such amounts will be determined prior to definitive documentation.

General corporate overhead shall include ***** *****. BDSI is prohibited from using the funds on *****.

Under no circumstances will CDC be required to fund any Expenses or other amounts in excess of the Commitment.

Right to Terminate Funding	In addition to other rights to terminate funding as set forth in the Development Agreement, upon breach of any representation, warranties or covenants in the Agreement by BDSI, CDC shall have the right, in addition to all other rights and remedies, to cease funding any additional amounts under the Development Agreement.

BDSI License	As described in the Development Agreement, upon approval of the Product by the FDA and payment of any and all milestones payable by BDSI to CDC, CDC will grant BDSI a perpetual, exclusive license to all of CDC’s rights to the clinical data related to the Program (the “BDSI License”). This Agreement will be amended to include the following payment terms (which amounts

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shall be in addition to any and all amounts (including existing royalties) payable pursuant to the existing Development Agreement):

•      CDC will receive from BDSI an additional ***** within 30 days of receipt of approval for the Product from any applicable governmental or regulatory authority anywhere in the world; plus,

•      CDC will receive from BDSI an additional royalty, payable quarterly in arrears, equal to *****.

•      This additional royalty will have the same provisions for adjustments as the original royalty.

•      The trigger for the minimum royalty payment which was previously based upon NDA approval shall be revised to be based upon *****. This trigger shall apply to *****. For purposes of clarity, the other existing triggers for minimum royalties (based, among other things, on first commercial sale of the Product) shall remain in the Development Agreement and be applicable for all royalties as well.

Consequences of Unsuccessful Development	No changes to the Development Agreement.

Warrants

Upon execution of the definitive agreements for the proposed transaction CDC will receive an additional ***** warrants for unrestricted and registered common shares of BDSI (the “Warrants”), with the following terms

•      The Warrants will be exercisable at ***** per share

•      The Warrants will be exercisable, in whole or in part, on a cash or cashless basis, at any time up to the second anniversary after the Approval of the Product

•      The Warrants will be protected from dilution on a full-ratchet basis

•      If CDC fails to fund a portion of the Commitment without cause, a portion of the Warrants representing the pro rata amount of such failed funding will be forfeited by CDC

•      The Warrants will have appropriate registration rights

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Change of control of BDSI	No changes to the Development Agreement.

Development Program	*****

Reporting/ Disclosure	Any press releases or other public communications by the parties regarding this transaction will be mutually agreed in writing.

Documentation	The transaction will be entered into by execution of definitive agreements containing, among other things, appropriate representations and warranties of BDSI (including with respect to pre-clinical and clinical data, regulatory issues, intellectual property and corporate authorization, among other things) and covenants of BDSI and CDC reflecting the provisions set forth herein.

Indemnification	CDC will be indemnified by BDSI to the full extent permitted by applicable law for all liabilities arising out of CDC’s participation in the Program including their representation on the Program Committee, and subsequent sales of the Product, except to the extent of willful misconduct or gross negligence by CDC or its Program Committee representative.

Confidentiality	Except as already disclosed or as required by applicable law, neither party hereto shall make any public disclosure concerning the existence of this term sheet, its contents or the status of the negotiations between BDSI and CDC with respect to the proposed transaction without obtaining the prior consent of the other party.

Exclusivity	Until 90 days from the signing of this term sheet, unless CDC earlier terminates its consideration of the proposed transaction, BDSI will not, and will ensure that its affiliates and representatives will not, without the prior approval of CDC, solicit the interest of, encourage, facilitate or enter into or conduct any discussions with, negotiate with, or enter into any agreement with any other persons or companies regarding a transaction similar to the proposed transaction.

Governing Law	All documents related to the transactions contemplated hereby shall be governed and construed in accordance with the laws of New York. The parties will agree to submit all claims related to this Summary of Terms and any definitive agreements to arbitration.

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Board Seat; Change in Management as Condition to Execution of Definitive Documents

•      Prior to executing definitive agreements for the matters contemplated herein, the management of BDSI (and its subsidiaries, as applicable) shall be replaced with new management acceptable to CDC. In addition, prior to executing definitive agreements, and thereof xxx CDC shall have the right to appoint a director to the Board of Directors of BDSI (and its subsidiaries, as applicable).

Additional Conditions to Execution of Definitive Documents

•      Satisfactory completion of due diligence by CDC;

•      Completion of legal documentation satisfactory to BDSI and CDC;

•      Approval by the Boards of Directors of BDSI and CDC of the terms of the transaction and the documents related thereto;

•      Consent and/or waiver by applicable third parties;

•      Compliance with all applicable federal and state securities laws, and stock exchange rules.

If BDSI is in agreement with the foregoing please so indicate by signing this Summary of Terms in the space below.

On behalf of BDSI,		On behalf of CDC,

Name:		Name:
Title:	Authorized Officer	Title:	Authorized Officer
Date:		Date:

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